SUNDANCE STRATEGIES CLOSES ON HYPERION $124 MILLION PORTFOLIO

Provo, UT, March 10, 2015 -- Sundance Strategies, Inc. (OTC QB: SUND), an innovative company engaged in structuring related insurance contracts, policies and obligations into secure, reinsured net insurance benefits known as NIBs, today announced that it has closed on the acquisition of the Hyperion portfolio of life insurance policies representing approximately $124 million of policy face, in a mostly stock transaction.

The policies have a combined face value at maturity of approximately $124 million and meet the stringent investment criteria of Sundance Strategies. This portfolio had already been processed into the Company’s Net Insurance Benefit (NIB) structure prior to closing. The NIB is the remaining cash available for Sundance when the policy face value has been paid to the Company after a policy matures, less the total of all premium payments, financing costs, mortality reinsurance (“MRI”) costs and all other expenses have been subtracted from that face amount.

Kraig Higginson, Chairman of Sundance Strategies, said, “We are pleased to have closed on this portfolio, which meets our stringent investment criteria.  This is further evidence of the Sundance Team’s ability to execute on our business plan, and meet our forward objectives.  We have set a goal of acquiring an additional $500,000,000 face value of insurance assets, then securing them with reinsurance and putting in place the necessary financing for the forward premium payments, by the end of this calendar year. The cumulative effect of these layered, year-over-year cash flows, as revenues are received, represents substantial growth for the Company. This latest acquisition meets a significant milestone in our corporate development.”

Sundance through it’s proprietary process has been able to purchase, service and plans to hold to ultimate maturity, NIBs that have financing for 100% of ongoing premium payments and risk mitigating reinsurance, which reduces the overall risk profile typically associated with maintaining insurance based portfolios.

Higginson continued, “We continue to seek out new sources of policy portfolios as we strive to reach a total of one billion-dollar face value mark this calendar year. Each policy is thoroughly vetted to ascertain whether it meets our stringent investment criteria.  We are also continuing to refine our structures to maintain the safety, security, liquidity and yield, as we execute our growth plan.

Additional information regarding this acquisition can be accessed in our 8-KA-1 Current Report filed with the Securities and Exchange Commission on March 6, 2015.

Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Porter LeVay and Rose

Michael Porter, 212-564-4700

mike@plrinvest.com

or

Sundance Strategies

Matt Pearson, 801-705-8968

Chief Operations Officer

matt@sundancestrategies.com

Randy Pearson, 801-705-8968

President

randy@sundancestrategies.com